                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            FIRST CHARTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            FIRST CHARTER CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            FIRST CHARTER CORPORATION
                            10200 David Taylor Drive
                      Charlotte, North Carolina 28262-2373

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 17, 2001

TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of First Charter Corporation will be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina on Thursday, May 17, 2001 at 9:30 a.m., for the following purposes:

         1.       To elect five directors with terms expiring in 2004;

         2. To ratify the action of our Board of Directors in selecting KPMG LLP as our independent certified public accountants for 2001; and

         3. To transact any other business properly brought before the meeting or any adjournment thereof.

         We have fixed March 20, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting and at any adjournment thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy card promptly (or vote by phone or on the Internet in accordance with the instructions on the proxy card), so that your shares may be represented and voted at the Annual Meeting.

                                  By order of the Board of Directors,


                                  Anne C. Forrest
                                  Secretary

March 30, 2001

                            FIRST CHARTER CORPORATION
                            10200 David Taylor Drive
                      Charlotte, North Carolina 28262-2373
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------


                       2001 Annual Meeting of Shareholders
                           to be held on May 17, 2001

                   INFORMATION ABOUT ANNUAL MEETING AND VOTING

BACKGROUND INFORMATION

         The principal executive offices of First Charter Corporation are located at 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373 and our telephone number is (704) 688-4300. We own all of the outstanding capital stock of First Charter National Bank, a national banking association ("FCNB").

         Incidentally, the term "Corporation" (as well as the words "we," "us" and "our") refer to First Charter Corporation. References to "you" or "your" refer to our shareholders. The term "Common Stock" means the Corporation's outstanding common stock.

PURPOSE OF PROXY STATEMENT

         The Board of Directors of First Charter Corporation is soliciting your proxy for voting at our Annual Meeting of Shareholders to be held on Thursday, May 17, 2001 at 9:30 a.m., at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina. This proxy statement has been mailed to shareholders on March 30, 2001.

BUSINESS TO BE TRANSACTED

         At the Annual Meeting, we will ask you to:

         o        Elect five directors, with terms expiring in 2004;

         o Ratify the action of our Board of Directors in selecting KPMG LLP as our independent certified public accountants for 2001; and

         o Consider and vote upon any other business properly before the meeting.

         No other items are scheduled to be voted upon.

WHO MAY VOTE

         Shareholders as of the close of business on March 20, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters voted upon at the meeting, except that shares held by FCNB, whether or not held in a fiduciary capacity, may not be voted by FCNB in the election of directors.

HOW TO VOTE

         Shareholders may vote:

         o        In person;

         o        By mail via the proxy card;

         o By telephone in accordance with the instructions on your proxy card; or

         o Over the Internet in accordance with the instructions on your proxy card.

QUORUM TO TRANSACT BUSINESS

         A quorum for the transaction of business at the Annual Meeting consists of the majority of the issued and outstanding shares of Common Stock entitled to vote on a particular matter, present in person or represented by proxy. As of the Record Date, 31,710,318 shares of Common Stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly dated proxy card or vote by phone or on the Internet in accordance with the instructions on the proxy card, your shares will be counted toward a quorum.

VOTING OF SHARES VIA PROXY

         If you have submitted a properly executed proxy via the mail (or if you vote by phone or on the Internet in accordance with the instructions on the proxy card) and a quorum is established, your shares will be voted as you indicate. However, if you mail in your proxy card and sign and date your card, but do not mark it, your shares will be voted in favor of the election of all of the nominated directors, and in favor of ratifying KPMG LLP as our independent certified public accountants for 2001. If you sign and date your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card) or abstain regarding the other matter to be voted upon, your vote will be recorded as being withheld or as an abstention, as the case may be, but it will have no effect on the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted for purposes of determining a quorum but will not affect the outcome of the vote.

REVOCATION OF PROXY

         If you later decide to revoke or change your proxy, you may do so by:
(1) sending a written statement to that effect to the Secretary of the Corporation; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

VOTE NECESSARY FOR ACTION

         Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. The ratification of the appointment of KPMG LLP as our independent certified public accountants for 2001 requires an affirmative vote of the majority of the shares present and voting at the meeting.

DUPLICATE PROXY STATEMENTS AND CARDS

         You may receive more than one proxy statement, proxy card or Annual Report. This duplication will occur if title to your shares is registered differently or your shares are in more than one type of account maintained by Registrar and Transfer Company, our transfer agent. To have all your shares voted, please sign and return all proxy cards or make sure that you vote all of your shares by phone or over the Internet.

OTHER BUSINESS

         We know of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly presented at the meeting, your signed and dated proxy card, or your vote via telephone or the Internet, gives authority to Robert O. Bratton, Jan H. Hollar and Anne C. Forrest to vote your shares in accordance with their best judgment.

EXPENSES OF SOLICITATION

         We will pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally or by telephone, by our officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

                              ELECTION OF DIRECTORS

         Our Articles of Incorporation and Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors is determined by either the agreement of at least 75% of the members of the Board of Directors or by vote of the shareholders. The directors are divided into three classes having staggered three-year terms. Each class of directors is as nearly equal in number as possible. Our Bylaws provide that a director's term will expire at the first shareholders' meeting after that director reaches age 70. There are currently seventeen directors of the Corporation.

         The terms of five of the directors expire at the Annual Meeting. The Board of Directors has nominated the five persons listed below to be elected as directors at the Annual Meeting, each for a term to expire in 2004. Each nominee is currently a member of the Board of Directors. It is intended that the persons named in the accompanying form of proxy will vote to elect these five nominees listed below unless authority to vote is withheld. The nominees will serve until the 2004 annual meeting of shareholders or until an earlier resignation or retirement or until a successor shall be elected and shall qualify to serve. We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy. WE RECOMMEND A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

         The names, ages and principal occupation (which has continued for the past five years unless otherwise indicated) and certain other information for each of the nominees and continuing directors is set forth below.

NOMINEES FOR TERMS EXPIRING IN 2004

         HAROLD D. ALEXANDER, age 65, is the President and owner of Young & Alexander, Inc., an electrical contractor. Mr. Alexander has been a director of the Corporation since April 2000.

         LAWRENCE M. KIMBROUGH, age 60, is the President and Chief Executive Officer of the Corporation and FCNB. Mr. Kimbrough has been a director since 1986.

         SAMUEL C. KING, JR., age 53, is the President of King's Office Supply, Inc. Mr. King also has been the President of King Cain, Inc., d/b/a Mail Boxes Etc. since 1998. Mr. King has been a director of the Corporation since April 2000.

         DR. JERRY E. McGEE, age 58, is President of Wingate University. Dr. McGee has been a director since 1995.

         THOMAS R. REVELS, age 48, is the President of Healthgram.com, Inc., an Internet information services company. From January 1998 until February 2000, Mr. Revels was the President and Chief Executive Officer of Novant Health, Inc., Southern Piedmont Region/Presbyterian Healthcare ("Novant"), a healthcare services company. Prior to being President and Chief Executive Officer of Novant, Mr. Revels served as President and Chief Executive Officer of Northeast Medical Center, a healthcare services company, from April 1997 to December 1997. Prior to that time, from May 1994 to April 1997, he served as President and Chief Executive Officer of Cabarrus Memorial Hospital, a healthcare services company. Mr. Revels has been a director since July 1997.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003

         MICHAEL R. COLTRANE, age 53, is the President and Chief Executive Officer of CT Communications, Inc., a North Carolina telecommunications company. Mr. Coltrane also serves as the Vice Chairman of the Corporation and of FCNB. He served as a director of the Corporation from 1983 until 1985 and has currently served as a director since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc. and Maxcom Telecomunicaciones S.A. de C.V.

         J. ROY DAVIS, JR., age 66, is the Chairman Emeritus of S&D Coffee, Inc., a coffee roasting and beverage distribution firm. He also serves as the Chairman of the Board of the Corporation. Mr. Davis has been a director since 1983.

         CHARLES F. HARRY III, age 63, is President of Grover Industries, Inc., a textile company. Mr. Harry has been a director since December 1997.

         CHARLES A. JAMES, age 53, is the President of Mt. Pleasant Insurance Agency; the President of Mt. Pleasant Enterprises, Inc., a land development company; Director of Albemarle Knitting Corp.; Co-owner of Mt. Pleasant Bonded Warehouse; Partner of All Secure Storage; Partner of North Branch Properties, a real estate investment; and Partner of Earnhardt Interchange Properties, a real estate/land investment. Mr. James has been a director of the Corporation since April 2000.

         WALTER H. JONES, JR., age 58, is a partner in the law firm of Homesley, Jones, Gaines, Homesley & Dudley. Mr. Jones has been a director of the Corporation since April 2000.

         HUGH H. MORRISON, age 52, is the President of E. L. Morrison Co., Inc., a retail building supply company. Mr. Morrison has been a director since 1985.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002

         WILLIAM R. BLACK, age 51, is a medical doctor specializing in oncology. Dr. Black has been a director since 1990.

         JAMES E. BURT, III, age 62, is the chairman of FCNB. Mr. Burt was an Executive Vice President of the Corporation until his retirement effective June 30, 2000. Prior to the merger of Carolina First BancShares, Inc. ("CFBI") into the Corporation, Mr. Burt was the President of CFBI from 1990 and the Chief Executive Officer of CFBI from 1998. Mr. Burt has been a director of the Corporation since April 2000.

         JOHN J. GODBOLD, JR., age 59, was Executive Vice President of FCNB until his retirement effective January 1, 1999. Prior to the merger of Carolina State Bank ("CSB") into FCNB, Mr. Godbold served as President and Chief Executive Officer and a director of CSB. Mr. Godbold has been a director since December 1997.

         FRANK H. HAWFIELD, JR., age 66, is the owner of Firestone Home and Auto Supply Store, a retail home and auto supply company. Mr. Hawfield has been a director since 1995.

         L. D. WARLICK, JR., age 60, is the President of Warlick Funeral Home in Lincolnton, North Carolina. Mr. Warlick has served as a director of the Corporation since April 2000.

         WILLIAM W. WATERS, age 58, is the President of Waters Construction Co. Mr. Waters has been a director since June 2000.

         No director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Corporation.

COMPENSATION OF DIRECTORS

         During 2000, each director of the Corporation who was not employed by the Corporation or its subsidiaries (an "outside director") was paid (1) $1,000 per quarter for his services as a director, (2) $600 for each meeting of the Board of Directors of the Corporation attended, and (3) $250 for each committee meeting attended.

         We also maintain the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"). This plan permits outside directors to elect to defer all or a portion of their fees. The deferred fees may be invested in a cash account, which is credited with interest at an annual rate equal to FCNB's Prime Rate, or in a stock-based account, in which the participant will be credited with units based on the value of shares of Common Stock. Amounts invested in the stock account are credited with additional amounts representing the value of dividends declared and paid from time to time. Under the Deferred Compensation Plan, a participant may elect to receive amounts (payable in cash only) in a lump sum or in equal installments over five years, following the participant's death, disability, retirement from the Board of Directors or any other date selected by the participant which is at least six months following the participant's election date.

         We also maintain the Stock Option Plan for Non-Employee Directors ("the Director Option Plan"). The Compensation Committee from time to time may grant non-qualified options to purchase Common Stock to outside directors of the Corporation or a subsidiary in accordance with this plan. The terms and provisions of any options granted, including the termination and/or vesting or accelerated exercise of the options, upon death, disability, retirement or otherwise, is subject to the discretion of the Compensation Committee. The exercise price of any option, must be equal to the fair market value of the Common Stock on the date of grant. In January 2000, the Compensation Committee granted an option to purchase 1,800 shares of Common Stock to each of the outside directors of the Corporation and its subsidiaries at that time. The options granted to these persons have terms of ten years and are exercisable in cumulative installments of 20% per year over five years, at an exercise price of $14.50 per share.

ATTENDANCE OF DIRECTORS

         During 2000, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees of the Board of Directors on which he served during 2000, except for Mr. Harry who attended 50% of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

         The following is a brief description of the duties of each of our committees and a list of the members of each such committee.

         Executive Committee. The Executive Committee reviews management reports and makes recommendations to the directors at the regularly scheduled Board of Directors meetings. Our Bylaws provide that the Executive Committee also serves as the nominating committee. In this capacity, the Executive Committee determines the nominees for director in a given year and may consider written nominations of candidates for election to the Board of Directors properly submitted by shareholders to the Secretary of the Corporation. The executive committee met five times during 2000. J. Roy Davis, Jr. (chairman), James E. Burt, III, Michael R. Coltrane, John J. Godbold, Jr., Lawrence M. Kimbrough, Jerry E. McGee and Hugh H. Morrison are the current members of the Executive Committee.

         Audit Committee. The Audit Committee reviews the work and reports of our internal auditors, our independent auditors, and any examinations conducted by regulatory agencies. The Audit Committee also establishes the scope and detail of the audit program, which is conducted by the internal auditors to protect against improper and unsound practices and to furnish adequate protection of all of our assets and records. It also reviews the independence and professional fees of the independent certified public accountants and makes various recommendations to the full Board of Directors. The Audit Committee Charter is included as Appendix A to this document. The Audit Committee met four times during 2000. John J. Godbold, Jr. (chairman), Charles F. Harry, III, Frank
H. Hawfield, Jr., Samuel C. King, Jr., and L. D. Warlick Jr. are the current members of the Audit Committee.

         Compensation Committee. The Compensation Committee annually reviews and recommends to the Board of Directors salary grade ranges and merit increase guidelines for our employees and the employees of our subsidiaries. In addition, the committee recommends to the Board of Directors the annual budget request for all salaries and overtime and specifically recommends to the Board of Directors all executive officers' salaries. It also reviews recommendations from management regarding major benefit plans and recommends to the Board of Directors annually the formula for matching contributions to the First Charter Retirement Savings Plan and the Money Purchase Pension Plan as well as the formula for funding and payments under the Corporation's Annual Incentive Plan. The Compensation Committee also grants options under and administers our Comprehensive Stock Option Plan, 2000 Omnibus Stock Option and Award Plan (the "Omnibus Stock Option Plan"), the 1999 Employee Stock Purchase Plan ("1999 ESPP"), and the Director Option Plan. In order to comply with certain restrictions under Rule 16b-3, the Compensation Committee generally will be composed solely of directors who qualify as "non-employee directors," as that term is defined under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee met five times during 2000. Jerry E. McGee (chairman), Michael R. Coltrane, J. Roy Davis, Jr., Frank
H. Hawfield, Jr., Walter H. Jones, Jr., Samuel C. King, Jr., and Thomas R. Revels are the current members of the Compensation Committee.

         Asset-Liability Management Committee. The Asset-Liability Management Committee monitors our financial condition and makes adjustments in policies affecting lending, pricing of services, investment securities and liability positions with a view to current and anticipated interest rates and other economic conditions. The Asset-Liability Management Committee met five times during 2000. Michael R. Coltrane (chairman), Harold D. Alexander, William R. Black, J. Roy Davis, Jr., Lawrence M. Kimbrough, Thomas R. Revels, L. D. Warlick, Jr., and William W. Waters are the current members of the Asset-Liability Management Committee.

NOMINATIONS FOR DIRECTOR

         Our Bylaws set forth the procedures for you to follow in order to nominate persons for election to the Board of Directors. Generally, you may properly bring a nomination before the annual meeting of shareholders in a given year if you provide written notice to the Corporation's Secretary at least 50 days, but not more than 75 days, prior to the anniversary date of the prior year's shareholder meeting. This notice must include certain biographical information relating to the person nominated. You must also inform us of the number of shares of Common Stock you beneficially own. The Executive Committee may (in its discretion) consider the nomination for the Board of Directors' slate of nominees for that year. The Bylaws provide a different time frame for submitting nominations if the annual meeting is held more than 30 days before or 60 days after the anniversary date of the prior year's meeting. Finally, the Bylaws set forth under what circumstances you may submit a nomination for director before a special meeting of shareholders and the time within which the nomination must be submitted. Unless nominations are presented in accordance with these Bylaw provisions, they will be disregarded and invalid. You may obtain a copy of the Bylaws, upon written request to First Charter Corporation, Post Office Box 37937, Charlotte, North Carolina, 28237-7937, Attention: Robert O. Bratton, and upon payment of $25.00 to cover the costs of reproduction and mailing.

                            OWNERSHIP OF COMMON STOCK

         The following table shows, as of February 28, 2001, the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned by (i) all directors of the Corporation, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors and executive officers as a group. Based upon a search of filings made with the Securities and Exchange Commission, no shareholder of the Corporation owns 5 percent or more of our Common Stock.

                                                     Shares Beneficially Owned (1)
                                            ---------------------------------------------
Name                                             Number(2)             Percent of Class
----                                        ------------------       --------------------
Harold D. Alexander                                    122,579                  *
William R. Black                                        50,593                  *
Robert O. Bratton                                      112,896                  *
James E. Burt, III                                     145,212 (3)              *
Michael R. Coltrane                                     78,110 (4)              *
J. Roy Davis, Jr.                                       36,801                  *
Robert G. Fox, Jr.                                      39,129                  *
John J. Godbold, Jr.                                   288,244                  *
Charles F. Harry III                                    93,847                  *
Frank H. Hawfield, Jr.                                  21,757                  *
Charles A. James                                       140,782                  *
Robert E. James, Jr.                                    39,916 (5)              *
Walter H. Jones, Jr.                                    38,452                  *
Lawrence M. Kimbrough                                  125,293 (6)              *
Samuel C. King, Jr.                                     63,491                  *
C. Thomas McFarland                                     15,140 (7)              *
Jerry E. McGee                                          15,194                  *
Hugh H. Morrison                                        55,271                  *
Thomas R. Revels                                         5,587                  *
Stephen M. Rownd                                         7,000 (7)              *
L. D. Warlick, Jr.                                     153,522                  *
William W. Waters                                       61,296                  *

All directors and executive officers
of the Corporation as a group (22 persons)           1,710,112              5.39%

---------------
*        Less than 1%.

(1) Unless otherwise noted, the persons named in the table have sole voting and investment power over shares included in the table.

(2) Includes shares represented by options that are currently exercisable or exercisable within 60 days of February 28, 2001 in the following amounts: Mr. Alexander 360; Mr. Black 4,160; Mr. Bratton 35,585; Mr. Burt 360; Mr. Coltrane 4,160; Mr. Davis 4,160; Mr. Fox 32,087; Mr. Godbold 3,400; Mr. Harry 2,600; Mr. Hawfield 4,160; Mr. Charles James 360; Mr. Robert James 28,916; Mr. Jones 360; Mr. Kimbrough 61,800; Mr. King 360; Mr. McFarland 9,290; Mr. McGee 4,160; Mr. Morrison 3,080; Mr. Revels 2,600; Mr. Rownd 2,000; Mr. Warlick 360; and Mr. Waters 360.

(3) Includes 1,951 restricted shares granted under the Corporation's Restricted Stock Award Program.

(4) Includes 8,832 shares owned by Mr. Coltrane's spouse as to which he disclaims beneficial ownership.

(5) Includes 10,000 restricted shares granted under the Corporation's Restricted Stock Award Program.

(6) Includes 3,902 restricted shares granted under the Corporation's Restricted Stock Award Program.

(7) Includes 5,000 restricted shares granted under the Corporation's Restricted Stock Award Program.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of five directors and operates under a written charter adopted by the Board of Directors which is attached hereto as Appendix A. All members of the Audit Committee are "independent" in accordance with Rule 4200 (a)(14) of the National Association of Securities Dealers definition of "independent director", except for John J. Godbold, Jr., Chairman of the Audit Committee, who is a "non-independent director" due to his prior employment with the Corporation which terminated January 1, 1999. In accordance with Rule 4350 (d)(2)(B) of the National Association of Securities Dealers, the Board of Directors has determined in its business judgment that membership on the Audit Committee by Mr. Godbold is deemed to be in the best interests of the Corporation and its shareholders.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and recommending to the Board of Directors the Company's independent auditors.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Accounting Standards).

         The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

         Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

         John J. Godbold, Jr.                        Charles F. Harry, III
         Frank H. Hawfield, Jr.                      Samuel C. King, Jr.
         L. D. Warlick, Jr.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table shows the compensation of the Chief Executive Officer and our five other most highly compensated executive officers during 2000 (the "named executive officers"), for the past three years.

                                           Annual Compensation              Long Term Compensation
                                   -------------------------------- ------------------------------------
                                                           Other    Restricted  Securities
                                                          Annual       Stock    Underlying    All Other
Name and Principal                  Salary     Bonus   Compensation    Award   Options/SARs  Compensation
Position(s)                  Year     ($)     ($) (1)    ($) (2)      ($) (3)       (#)          ($)
--------------------------------------------------------------------------------------------------------
Lawrence M. Kimbrough        2000  $ 250,000  $  33,750  $      -            -      36,590   $  19,764 (4)
   President and Chief       1999    250,000    131,250       507            -      46,309      18,450
   Executive Officer         1998    198,454     50,000         -    $  99,989                  19,374

Robert O. Bratton            2000  $ 175,000  $  18,900  $      -            -      20,666   $  18,270 (4)
   Executive Vice President, 1999    175,000     73,500       585            -      17,717      16,956
   Chief Financial Officer,  1998    138,818     42,000         -    $  49,994           -      19,374
   and Treasurer

Robert G. Fox, Jr.           2000  $ 150,000  $  12,150  $      -            -      12,034   $  17,658 (4)
   Executive Vice President  1999    145,000     44,805       507            -      10,872      16,790
                             1998    125,000     37,500         -            -           -      19,374

Robert E. James, Jr.         2000  $ 175,000  $  18,900  $      -            -      20,666   $  17,252 (4)
   Executive Vice President  1999    160,417    120,375    48,099    $ 181,250      35,000       3,593

C. Thomas McFarland          2000  $ 170,000  $  18,360  $ 84,401            -      20,075   $   9,137 (4)
   Executive Vice President  1999     28,333     60,000         -    $  97,500       8,000          29

Stephen M. Rownd             2000  $ 141,667  $  65,300  $ 71,616    $  67,188      10,000   $   4,064 (4)
  Executive Vice President

--------------------------

(1) Represents amounts paid pursuant to the Corporation's Annual Incentive Plan. The amount for Mr. Rownd includes a $50,000 signing bonus. See "Report of Compensation Committee on Executive Compensation" for a brief description of the Annual Incentive Plan.

(2) As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown for any executive officer, other than Mr. McFarland and Mr. Rownd, with respect to certain "perquisites", where such amounts do not exceed the lesser of (i) 10% of the sum of the amounts of salary and bonus for the executive officer, or (ii) $50,000. The amounts disclosed in this column for Mr. McFarland and Mr. Rownd represent amounts for personal use of vehicle, club dues, and for relocation expenses. The amount of personal use of vehicle is as follows: McFarland $6,835; and Rownd $5,136. The amounts for club membership fee and dues are as follows: McFarland $43,700; and Rownd $40,000. The amounts for McFarland and Rownd also include relocation expenses of $33,866 and $26,480, respectively.

(3) These amounts are the dollar value of a restricted stock awards granted in such years. Each value is determined by multiplying the number of shares in each award by the closing market price of the Common Stock on the date of the grant. Holders of restricted stock received the same cash dividends as other shareholders owning Common Stock. The restrictions imposed on the restricted shares will lapse with respect to one-fifth of the shares on the last day of each year beginning the year the shares were granted. In the event the participant's employment with the Corporation ends due to the participant's death, disability or retirement with the consent of the Corporation, or because the Corporation undergoes a change of control, all restrictions will lapse and all restricted shares will be released to the participant. As of December 31, 2000, the aggregate number and market value of all restricted shares held by participants were as follows: Kimbrough 3,902 ($58,042); Bratton 1,951 ($29,021); James 10,000 ($148,750); McFarland
         5,000 ($74,375); and Rownd 5,000 ($74,375). At December 31, 2000 these restricted shares had vested 60% with respect to the restricted shares owned by Mr. Kimbrough and Mr. Bratton, had vested 40% with respect to the restricted shares owned by Mr. Robert James and Mr. McFarland and had vested 20% with respect to the restricted shares owned by Mr. Rownd.

(4) Consists of amounts contributed by the Corporation under the Retirement Savings Plan and the Money Purchase Pension Plan (the "Retirement Plans"), and the dollar value of the premium paid by the Corporation for term life insurance. The dollar amount represented by the Retirement plans are as follows: Kimbrough and Bratton $17,442 each; Fox $16,928; James $16,424; McFarland $8,889; and Rownd $3,774. The
         dollar amount of premiums paid by the Corporation for term life insurance are as follows: Kimbrough $2,322; Bratton $828; Fox $730; James $828; McFarland $248; and Rownd $290.

STOCK OPTION PLANS

         We have in effect the Omnibus Stock Option Plan, the Comprehensive Stock Option Plan, and the 1999 ESPP pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and its subsidiaries.

         The following table indicates option grants pursuant to our plans during our last fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
-------------------------------------------------------------------------------------------------------------------
                               Number of          Percent of
                               Securities       Total Options/
                               Underlying        SARs Granted     Exercise or                       Grant Date
                              Options/SARs       to Employees      Base Price     Expiration       Present Value
Name                          Granted (#)       in Fiscal Year       ($/Sh)          Date              (3)
-------------------------------------------------------------------------------------------------------------------
L. M. Kimbrough                35,340 (1)           1.72%            $14.50           01/20/10   $   204,699 (4)
                                1,250 (2)           0.06%            $13.55           12/31/00   $     5,124 (5)
R. O. Bratton                  19,791 (1)           0.97%            $14.50           01/20/10   $   114,635 (4)
                                  875 (2)           0.04%            $13.55           12/31/00   $     3,587 (5)
R. G. Fox, Jr.                 11,309 (1)           0.55%            $14.50           01/20/10   $    65,505 (4)
                                  725 (2)           0.04%            $13.55           12/31/00   $     2,972 (5)
R. E. James, Jr.               19,791 (1)           0.97%            $14.50           01/20/10   $   114,635 (4)
                                  875 (2)           0.04%            $13.55           12/31/00   $     3,587 (5)
C. T. McFarland                19,225 (1)           0.94%            $14.50           01/20/10   $   111,357 (4)
                                  850 (2)           0.04%            $13.55           12/31/00   $     3,484 (5)
S. M. Rownd                    10,000 (1)           0.49%            $13.44           02/28/10   $    57,923 (4)

--------------

(1) Represents shares covered by incentive stock options granted pursuant to the Omnibus Stock Option Plan. All such options granted under the Omnibus Stock Option Plan in 2000 vest at the rate of 20% per year over five years, commencing on the first anniversary of the date of grant. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant.

(2) Represents shares covered by options granted in 2000 pursuant to the Corporation's 1999 ESPP. Pursuant to the 1999 ESPP, eligible employees are notified of the number of shares with respect to which options can be granted to such employee thereunder, and then each employee elects the number of shares to be so covered by the options. The number in the table represent the number of shares so elected. Options granted under the 1999 ESPP are exercisable in the year they are granted, after which they expire if not exercised. Options granted under the 1999 ESPP have an exercise price equal to 85% of the fair market value of such shares on the date of the grant.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(4) The estimated values under the Black-Scholes model for options granted under the Omnibus Stock Option Plan, are based on the following assumptions: exercise price is 100% of the fair market value at date of grant; exercise term is ten years; no discounts have been taken for vesting or restrictions; the risk free rate used is based on the 10-year Treasury note yield as of the date the options were issued; the volatility factor is 47% (based on the preceding 12 months); and the dividend yield is 4.71% (based on the preceding 12 months).

(5) The estimated values under the Black-Scholes model for options granted in 2000 under the 1999 ESPP are based on the following assumptions: exercise price is 85% of the fair market value at the date of grant; exercisable term is the year in which the options are granted; no discounts have been taken for vesting or restrictions; the risk free rate used is based on the 10-year Treasury note yield as of the date the options were issued); the volatility factor is 47% (based on the preceding 12 months); and the dividend yield is 4.71% (based on the preceding 12 months).

         The following table provides a summary of the stock options exercised during 2000 by the named executive officers and the value of each executive's unexercised stock options held at fiscal year end under the Omnibus Stock Option Plan and the Comprehensive Stock Option Plan.

         AGGREGATED OPTION/SAR EXERCISES IN 2000 AND OPTION/SAR VALUES
                              AT DECEMBER 31, 2000

                                                Number of Securities Underlying         Value of Unexercised
                         Shares                   Unexercised Options/SARs at     In-the-money Options/SARs (1) at
                        Acquired                         12/31/00 (1)                         12/31/00
                           on        Value     ---------------------------------------------------------------------
Name                    Exercise    Realized     Exercisable     Unexercisable      Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------

L. M. Kimbrough               -          -            46,920          56,240      $     20,031     $       7,952
R. O. Bratton                 -          -            28,034          27,399      $     41,038     $       5,937
R. G. Fox, Jr.                -          -            27,300          16,877      $     32,986     $       3,393
R. E. James, Jr.              -          -            18,833          36,833      $      1,159     $       5,937
C. T. McFarland               -          -             6,295          21,780      $      1,126     $       5,768
S. M. Round                   -          -                 0          10,000      $          0     $      14,370

---------------

(1) Determined based on the closing price of $14.875 of the Common Stock as reported by the Nasdaq National Market as of December 31, 2000.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

         Lawrence M. Kimbrough. Effective July 21, 1999, the Corporation entered into a three year employment agreement with Lawrence M. Kimbrough pursuant to which Mr. Kimbrough is employed by the Corporation as Chief Executive Officer. Under the terms of the agreement, Mr. Kimbrough will receive his current annual base salary of $250,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

         At the end of the initial three year term of Mr. Kimbrough's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. Kimbrough reaching the age of 62, or the termination of the agreement.

         In addition, Mr. Kimbrough has certain rights in connection with a "change in control" as described below.

         Mr. Kimbrough and the Corporation are also parties to a supplemental executive retirement plan dated June 30, 1999 pursuant to which Mr. Kimbrough will be entitled to receive a sum of $1,980,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit became 40% vested on the date the supplemental agreement was entered into and is scheduled to fully vest on June 30, 2004. The benefit is subject to forfeiture under certain circumstances.

         Robert O. Bratton. Effective July 21, 1999, the Corporation entered into a three year employment agreement with Robert O. Bratton pursuant to which Mr. Bratton is employed by the Corporation as Executive Vice President. Under the terms of the agreement, Mr. Bratton will receive his current annual base salary of $175,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

         At the end of the initial three year term of Mr. Bratton's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. Bratton reaching the age of 62, or the termination of the agreement.

         In addition, Mr. Bratton has certain rights in connection with a "change in control" as described below.

         Mr. Bratton and the Corporation are also parties to a supplemental executive retirement plan dated June 30, 1999 pursuant to which Mr. Bratton will be entitled to receive a sum of $560,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit became 50% vested on the date the supplemental agreement was entered into and is scheduled to fully vest on June 30, 2004. The benefit is subject to forfeiture under certain circumstances.

         Robert E. James. Effective July 21, 1999, the Corporation entered into a three year employment agreement with Robert E. James pursuant to which Mr. James is employed by the Corporation as Executive Vice President. Under the terms of the agreement, Mr. James will receive his current annual base salary of $175,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

         At the end of the initial three year term of Mr. James's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. James reaching the age of 62, or the termination of the agreement.

         In addition, Mr. James has certain rights in connection with a "change in control" as described below.

         Mr. James and the Corporation are also parties to a supplemental executive retirement plan dated June 2, 1999 pursuant to which Mr. James will be entitled to receive a sum of $785,000, if certain conditions are satisfied, when he reaches the age of 65. Such benefit will become 50% vested on January 1, 2004 and is scheduled to fully vest on January 1, 2009. The benefit is subject to forfeiture under certain circumstances.

         C. Thomas McFarland. Effective December 15, 1999, the Corporation entered into a three year employment agreement with C. Thomas McFarland pursuant to which Mr. McFarland is employed by the Corporation as Executive Vice President. Under the terms of the agreement, Mr. McFarland will receive his current annual base salary of $170,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

         At the end of the initial three year term of Mr. McFarland's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. McFarland reaching the age of 62, or the termination of the agreement.

         In addition, Mr. McFarland has certain rights in connection with a "change in control" as described below.

         Stephen M. Rownd. Effective April 19, 2000, the Corporation entered into a three year employment agreement with Stephen M. Rownd pursuant to which Mr. Rownd is employed by the Corporation as Executive Vice President. Under the terms of the agreement, Mr. Rownd will receive his current annual base salary of $170,000 per year, plus benefits, and may be entitled to receive annual bonus compensation from one or more arrangements including but not limited to the Annual Incentive Plan.

         At the end of the initial three year term of Mr. Rownd's agreement, and at the end of each succeeding 12 month period, the agreement will be extended for an additional 12 month period, until the earlier to occur of Mr. Rownd reaching the age of 62, or the termination of the agreement.

         In addition, Mr. Rownd has certain rights in connection with a "change in control" as described below.

Change in Control

         The Corporation has entered into employment agreements with Messrs. Kimbrough, Bratton, James, McFarland, and Rownd containing provisions relating to a change in control. These agreements provide for certain payments to such officers in the event their employment is terminated following a "change in control" of the Corporation. For purposes of the agreements, a "change in control" generally includes a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws. To be entitled for payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a felony or serious misdemeanor involving moral turpitude, embezzlement or theft or gross inattention or dereliction of duty. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area farther than a specified distance from their primary employment location immediately preceding a change in control. The respective agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 35 months following an event which would entitle such officer to payments under his agreement.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Recommendations regarding the compensation of our executive officers generally are presented by the Compensation Committee to the entire Board of Directors for approval. The Human Resources Strategies Committee comprised of certain executive and senior officers of the Corporation, prepares recommendations on salary grade ranges and merit increase guidelines for review and approval by the Compensation Committee as well as the annual budget request for salaries and benefits. The Executive Leadership Group approves salaries for all personnel, with the exception of executive officers, within the parameters of the annual salary administration program. The Chief Executive Officer ("CEO") presents recommendations to the Compensation Committee for the annual salaries of all executive officers other than the CEO. The Compensation Committee, in turn, reviews and analyzes all information submitted to it. Thereafter the Compensation Committee determines its recommendations to the Board of Directors regarding compensation of all executive officers of the Corporation, including recommendations regarding the compensation of the CEO. During 2000, the Board of Directors approved all recommendations of the Compensation Committee.

         Set forth below is a report of the Compensation Committee regarding executive compensation for fiscal year 2000.

         Executive Compensation Policies and Program. Our executive compensation program is designed to:

         o        Attract and retain qualified management;

         o        Enhance short-term financial gains; and

         o        Enhance long-term shareholder value.

         The total compensation package for our executives includes cash and equity-based compensation. Annual compensation may consist of a base salary, a bonus, grants of stock options and grants of restricted stock. Our policy is generally to provide a base salary that might fall at or below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation.

         During 1998, the Corporation hired an independent consultant to review the Corporation's annual compensation package for its executive officers. This consultant generated a report (the "Report") that provided information regarding the annual compensation (including base salaries and bonus), long-term compensation (including stock options) and total compensation for the CEO, and other executive officers, compared to persons employed by certain other financial institutions. The Report also set forth the threshold, target and maximum amounts of each such component of compensation. In general, the Compensation Committee used the information provided in the Report, adjusted for inflation, to maintain levels of total annual cash compensation for 2000 (salary and potential bonus amounts, each as discussed below) that fell at or slightly below the targets as set forth in the Report.

         The peer financial institutions considered by the consultant represent fifteen publicly-traded financial institutions with assets from $1.5 billion to $4.5 billion. The institutions included in the Report are not necessarily the same group of institutions that comprise the Independent Bank Index in the Performance Graph contained elsewhere in this Proxy Statement.

         Base Salaries. Generally, the Compensation Committee determines the level of base salary for the CEO and the Corporation's other executive officers and salary ranges for all other personnel, in each case based on competitive norms derived from periodic reports of consultants, such as that described above, as well as annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. The Compensation Committee also considers employment agreements, if any, which entitle executives to certain salaries and other benefits. Actual salary changes are based upon a written evaluation of each individual's performance based on numerous criteria and the weighing of such criteria using a previously established formula. In addition, with respect to each executive, including the CEO, the Compensation Committee considers the individual's performance, including that individual's total level of experience in the banking industry, his record of performance and contribution to our success relative to his job responsibilities and his overall service to us. During 2000, the Compensation Committee accepted the recommendation of the CEO to maintain 2000 base salaries for our executive officers at the same level as 1999. The decision to forgo an increase in executive base pay was due to an aggressive budget for 2000.

         Bonuses. We also maintain the Annual Incentive Plan for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Compensation Committee annually determines the executive officers eligible to participate in the Annual Incentive Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on our earnings, are selected to participate in the Annual Incentive Plan. Actual bonuses paid pursuant to the Annual Incentive Plan are based on return on assets ("ROA") levels of the Corporation at fiscal year end and growth in pre-tax core earnings. No bonuses may be paid unless we reach minimum performance goals, determined at the beginning of each year.

         Under the Annual Incentive Plan, the Compensation Committee annually establishes a target bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of that executive. The percentages are determined based on the executive's relative responsibilities and ability to impact the financial and operating performance of the Corporation. At year-end, the Compensation Committee reviews the Corporation's financial performance as it relates to ROA and pre-tax core earnings, and determines the actual amounts available to be awarded to participants. An executive's bonus is based 50% upon the achievement of ROA goals and 50% upon achievement of pre-tax core earnings goals. The executive receives compensation based upon a comparison of actual ROA and pre-tax core earnings as they relate to budgeted amounts. During 2000, we achieved an ROA of 1.32% which resulted in a bonus payout equal to 54% of the targeted bonus attributable to ROA targets. During the year, our pre-tax core earnings of $55,127,000, did not result in a payout of any of the targeted bonus attributable to pretax core earnings targets since the pre-tax core earnings goal was not reached. An additional 25% of the executive's bonus may be paid to the executive, in the discretion of the Compensation Committee, based on the participant's individual performance. When evaluating the performance of a participant, the Compensation Committee considers the Corporation's actual operating performance (such as reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased noninterest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive's ability to impact the various components of that plan. Other criteria considered include the executive's initiative, contribution to overall corporate performance and managerial ability.

         Equity Based Compensation. The final component of an executive's core annual compensation consists of stock options and restricted stock awards. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value. We maintain the Comprehensive Stock Option Plan and the Omnibus Stock Option Plan pursuant to which we may grant stock options

(both statutory and nonstatutory) to key employees. The Compensation Committee administers the Comprehensive Stock Option Plan and the Omnibus Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which those options are granted and the number of shares subject to the options. In general, when determining the key employees to whom options shall be granted, the Compensation Committee considers an employee's relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.

         When granting options, the Compensation Committee considers a formula whereby the aggregate value of options granted is based on a percentage of base salary. The percentages of base salaries, in turn, are determined based on the relative positions of the executives with the Corporation. Through this process, the Compensation Committee has made grants of stock options to executive officers during 2000.

         In addition to the Comprehensive Stock Option Plan and the Omnibus Stock Option Plan, we maintain the 1999 ESPP pursuant to which options are granted periodically to all employees of the Corporation, including executive officers, at an exercise price equal to not less than 85% of the fair market value of the stock at the date of grant. The number of shares subject to options granted to each employee, including executive officers, is determined based on base salary levels of such employees.

         We also maintain the Restricted Stock Award Program (the "Restricted Stock Program") administered by the Compensation Committee. The Compensation Committee administers the Restricted Stock Program in its sole discretion, including the determination of the individuals to whom restricted shares shall be awarded, the number of shares to be awarded, the restrictions to be applicable to such restricted shares, and all other terms of the awards, which are the same for all recipients.

         First Charter Option Plan Trust. Effective December 1, 2000, the Corporation approved and adopted a non-qualified compensation deferral arrangement called the First Charter Option Plan Trust (the "OPT Plan"). The OPT Plan is a tax-deferred capital accumulation plan. Under the OPT Plan, qualified participants may elect to defer up to 50 percent of their base salary and receive salary options on mutual fund investments. In addition, the Corporation may grant participants bonus options in lieu of cash bonuses. Participants are offered the opportunity to direct an administrative committee to invest in separate investment funds with distinct investment objectives and risk tolerances. Eligible employees for the OPT Plan include executive management as well as key members of senior management.

         Other. In addition to the above forms of compensation, we also provide group term life insurance for our employees, including executive officers. Executive officers generally also participate in the Retirement Savings Plan
(401K), pursuant to which (i) an eligible employee may elect to defer between 1% and 10% of compensation and (ii) we contribute annually a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants' accounts in proportion to their elective deferrals up to 6% for such year. In addition, executive officers generally participate in the Money Purchase Pension Plan, pursuant to which the Corporation contributes annually to each participant's account 3% of the participant's total compensation. Finally, certain of our executives, including the CEO, are parties to change in control agreements that provide for continued salary, bonus and benefits for a certain period of time upon termination of employment following a change in control of the Corporation, and certain executive officers may be a party to employment and/or salary continuation agreements.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board of Directors determines the compensation of the CEO based upon recommendations of the Compensation Committee. The CEO's base salary is determined by a review of salaries of top executives of comparable financial institutions, using the process previously described. In 2000, the Compensation Committee accepted the recommendation of the CEO to decline a change in his base salary of $250,000 in order to adhere to the aggressive budget for the year. The Report prepared by the independent consultants in 1999 had recommended increases of $50,000 in 2000 and $50,000 in 2001, as an orderly transition toward a base salary slightly below those of comparable executives. This would also increase the total compensation, since the annual cash bonus and long term stock incentives are calculated as a percentage of the base salary. Therefore, the fact that the CEO's base salary did not change in 2000 also created total compensation levels that were well below the market rates listed in the Report prepared by the independent consultants in 1999. Due to there being no increase in base salary for the CEO in 2000, the Compensation Committee will continue to monitor the total compensation shortfall during 2001. The Compensation Committee places more emphasis on available cash bonus, as a means of directly linking the CEO's total annual compensation to the performance of the Corporation. Total annual compensation for the CEO in 2000 was in the first quartile for comparable executives as set forth in the Report. In January 2001, the CEO was granted a cash bonus of $33,750 under the Annual Incentive Plan in accordance with the previously described criteria.

Submitted by the Compensation Committee of the Board of Directors:

         Michael R. Coltrane               Samuel C. King, Jr.
         J. Roy Davis, Jr.                 Jerry E. McGee
         Frank H. Hawfield, Jr.            Thomas R. Revels
         Walter H. Jones, Jr.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Michael R. Coltrane, a member of the Compensation Committee, served as Executive Vice President of the Corporation and FCNB until 1988.

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with the Independent Bank Index, a published banking industry index, and the Standard & Poor's 500 Stock Index, a broad equity market index, assuming in each case the investment of $100 on December 31, 1995 and the reinvestment of dividends.

                            FIRST CHARTER CORPORATION
                           FIVE-YEAR PERFORMANCE INDEX



                                              Period Ending
----------------------------------------------------------------------------------------------------------
Index                           12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
----------------------------------------------------------------------------------------------------------
First Charter Corporation         100.00       101.94       148.14       101.35        90.63        94.96
S&P 500                           100.00       122.86       163.86       210.64       254.97       231.74
First Charter Peer Group          100.00       129.36       201.15       171.96       125.22       139.74

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         FCNB has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and its subsidiaries and their associates. All loans and commitments included in these transactions were made and are expected to be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have appointed KPMG LLP, independent certified public accountants, as our auditors for 2001. KPMG LLP has acted in this capacity since 1983. We have been advised by KPMG LLP that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or our subsidiaries other than as its auditors. Although the selection and appointment of the independent auditors is not required to be submitted to a vote, we deem it advisable to obtain your ratification of this appointment. We understand that a representative from KPMG

LLP will be present at the shareholders' meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The fees billed by KPMG LLP for services rendered to the Corporation for the year 2000 were as follows:

         Audit Fees                                                    $ 165,000
         Financial Information Systems Design and Implementation Fees  $       0
         All Other Fees (1)                                            $ 797,055

         (1) Consists of merger-related assurance and tax services, audits of employee benefit plans, various assurance services primarily for regulatory compliance purposes, and tax services.

         The Audit Committee has considered whether the provision of the services under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining KPMG LLP's independence. WE RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THIS FIRM AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 2001. If you do not ratify the appointment of KPMG LLP, we will consider a change in auditors for the next fiscal year.

                                  ANNUAL REPORT

         Our Summary 2000 Annual Report and Form 10-K for the fiscal year ended December 31, 2000, including financial statements, accompanies this Proxy Statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon our records, we believe that all Section 16 filing requirements of our directors and officers have been complied with on a timely basis for 2000 except that: (i) Messrs. Burt, King, Warlick, Jones and Waters filed in an untimely manner Form 3's reporting initial holdings; (ii) Messrs. Morrison, Harry, Godbold, and Coltrane filed in an untimely manner Form 4's reporting Carolina First BancShares, Inc. holdings; (iii) Mr. Revels filed in an untimely manner a Form 4 reporting purchases of an aggregate of 2,300 shares of Common Stock; (iv) Messrs. Bratton and Kimbrough filed in an untimely manner Form 4's reporting exercise of stock options; and (v) Mr. McFarland filed in an untimely manner a Form 5 reporting a stock option grant.

                              SHAREHOLDER PROPOSALS

         We anticipate that our 2002 Annual Meeting of Shareholders will be held on May 16, 2002. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for the 2002 annual meeting of shareholders would be December 13, 2001. Additionally, we must receive notice of any shareholder proposal to be submitted at the 2002 annual meeting of shareholders (but not required to be included in our proxy statement) by February 22, 2002, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal.

                                    FORM 10-K

         COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, POST OFFICE BOX 37937, CHARLOTTE, NORTH CAROLINA 28237-7937, ATTENTION: ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                                 OTHER BUSINESS

         We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


                                            By Order of the Board of Directors,



                                            Anne C. Forrest
                                            Secretary

DATED:  March 30, 2001

                                                                      APPENDIX A

                            FIRST CHARTER CORPORATION
                             AUDIT COMMITTEE CHARTER

As approved by the First Charter Corporation Board of Directors on April 19,
2000.

PURPOSE

The Audit Committee is appointed by the Board of Directors (the "Board") of First Charter Corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o    Monitor the integrity of the financial statements of the Company,

o    Monitor compliance by the Company with legal and regulatory requirements,

o Monitor the independence and performance of the Company's internal and external auditors, and

o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and to retain special legal, accounting or other consultants, at the Company's expense, to advise the Committee. The Audit Committee may request any officer or employee of the Company, any subsidiary of the Company, the Company's outside counsel, or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPOSITION AND MEETINGS

The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Executive Committee. Membership of the Audit Committee shall consist of not less than three (3) independent directors as determined by the Board.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate, as necessary, with management and/or the independent auditor quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures. The Audit Committee shall make regular reports to the Board.

The Chairman of the Committee shall appoint a member of the internal audit staff to act as Secretary to the Committee and may appoint an Assistant Secretary.

RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

1. Review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the annual audited financial statements with management, the independent auditors and internal audit, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings, as necessary. Discuss any significant changes to the company's accounting principles and any items required to be communicated by the independent auditor in accordance with the Statement on Auditing Standards ("SAS") No.
     61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

5. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Recommend to the Board the selection and appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8. Approve the fees and other significant compensation to be paid to the independent auditor for audit and non-audit services.

9. Meet with the independent auditor prior to the audit to review the planning, staffing and approach of the audit.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provide by the auditor and the Company's response to that letter, including the status of previous recommendations.

11. Ensuring its receipt from the external auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor, and taking, or recommending that the full Board take, appropriate action to oversee the independence of the external auditor.

12. Review and approve the appointment and replacement of the chief internal audit officer (the "Chief Auditor"). Review the performance of the Chief Auditor on an annual basis to coincide with the annual review of other officers of the Company and report the results of such review to the Compensation Committee of the Board for action in accordance with the Company's salary administration program.

13. Review and approve the internal audit plan, subsequent changes therein, and key audit and business risk considerations, and review and approve the results of the internal audit plan on not less than an annual basis.

14. Review the significant reports to management prepared by the internal auditors together with management's responses and follow-up to these reports.

15. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

16. Review with the Company's general counsel or other appropriate personnel, legal matters and other similar loss contingencies that may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17. Review examination reports by regulatory agencies together with management's responses to such reports. Review and recommend to the Board, approval of management's response, if any has been required, prior to the response being issued to the regulators or as otherwise determined by the Committee.

18.  Perform other oversight functions as requested by the Board of Directors.

                                 REVOCABLE PROXY

                            FIRST CHARTER CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2001

         The undersigned hereby appoints Robert O. Bratton, Jan H. Hollar, and Anne C. Forrest, and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the annual meeting of shareholders of First Charter Corporation (the "Corporation") to be held at the First Charter Center, 10200 David Taylor Drive, Charlotte, North Carolina, on May 17, 2001 at 9:30 A.M., and at any adjournment thereof, all shares of common stock of the Corporation which the undersigned would be entitled to vote if personally present for the following matters.



             PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.


       (Continued, and to be marked, dated and signed, on the other side)

                            - FOLD AND DETACH HERE -

--------------------------------------------------------------------------------

            FIRST CHARTER CORPORATION -- ANNUAL MEETING, MAY 17, 2001

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll free 1-877-210-0269 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.   Via the Internet at www.proxyvoting.com/fcc and follow the instructions.

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                   PLEASE VOTE

                                                     Please mark your
                                                     votes as indicated    [X]
                                                     in this example

The Board of Directors recommends a vote FOR each of the following:

1. ELECTION of the following five nominees as Directors with terms expiring in 2004.

     For          Withhold          For All Except
     [ ]            [ ]                  [ ]

     (01) Harold D. Alexander           (02) Lawrence M. Kimbrough
     (03) Samuel C. King, Jr.           (04) Dr. Jerry E. McGee
     (05) Thomas R. Revels

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that (those) nominee('s) name(s) in the space provided below.

     _________________________________________________________________________

2. TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants to audit the books and affairs of the Corporation for the calendar Year 2001.

     For          Against           Abstain
     [ ]            [ ]               [ ]

3.   To transact such other business as properly may come before the meeting.

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please be sure to sign and date this Proxy in the box below.  Date _____________

--------------------------------------------------------------------------------


----------Stockholder sign above-----------Co-holder (if any) sign above--------

--------------------------------------------------------------------------------
       * * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
                            INSTRUCTIONS BELOW * * *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  - Detach above card, sign, date and mail in postage paid envelope provided. -
                            FIRST CHARTER CORPORATION
         PLEASE ACT PROMPTLY -- SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------

           [Telephone Logo] VOTE BY TELEPHONE/INTERNET [Computer Logo]
                        QUICK * * * EASY * * * IMMEDIATE

--------------------------------------------------------------------------------

     Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
    Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.
          VOTE BY PHONE: You will be asked to enter the CONTROL NUMBER
                             (look below at right).

---------
OPTION A:   To vote as the Board of Directors recommends on ALL proposals,
---------   press 1. Your vote will be confirmed.

---------
OPTION B:   If you choose to vote on each proposal separately, press 0. You will
---------   hear these instructions.

            Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                    To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.
            Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                    When asked, you must confirm your vote by pressing 1.

          VOTE BY INTERNET: The web address is www.proxyvoting.com/fcc
      You will be asked to enter the Control Number (look below at right).
       If you vote by telephone or Internet, DO NOT mail back your proxy.
                              THANK YOU FOR VOTING

                                                                 FOR TELEPHONE\
                                                                INTERNET VOTING:
                                                                 CONTROL NUMBER


Call * * * Toll Free * * * On a Touch Tone Telephone
1-877-210-0269 - ANYTIME
There is NO CHARGE to you for this call
TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight - May 17, 2001